UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 4, 2013

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick Industries, Inc. (the “Company’) has announced that Jeffrey A. Rodino was promoted to the position of Chief Operating Officer effective March 4, 2013.  Prior to this promotion, Mr. Rodino, 42, held the position of Executive Vice President of Sales and Operations of the Company since December 2011.  Prior to that position, Mr. Rodino served as Vice President of Sales for the Midwest from August 2009 to December 2011 and was elected an Officer of the Company in May 2010.  Mr. Rodino also served in a variety of top level sales and marketing roles after joining the Company in 2007 and held similar key sales positions during his tenure with Adorn Holdings, Inc. (“Adorn”) from 2001 until May 2007, when Adorn was acquired by the Company.

Mr. Rodino is not a party to any transaction requiring disclosure under Item 401(d) or Item 404(a) of Regulation S-K.

On March 4, 2013, the Company issued a press release announcing the appointment.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

                                Exhibit 99.1   -   Press Release issued March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 7, 2013	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer